EXHIBIT 10.1

                                December 9, 1998

Mr. ___________________
c/o Pool Energy Services Co.
10375 Richmond Avenue
Houston, TX  77042

Dear Mr. _____________:

     Pool Energy Services Co. (the "Company") considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders. In this connection, the Company recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders. Accordingly, the Company's Board of Directors (the "Board") has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including yourself, to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a Change in Control of the Company.

     In order to induce you to remain in the employ of the Company or such subsidiary thereof by which you are employed (the "Employing Entity") this Agreement sets forth certain benefits which the Company agrees will be provided to you in the event of, among other things, a "Change in Control" of the Company (as defined in section 2 hereof) under the circumstances described below.

          1. TERM. This Agreement shall have an initial term expiring on the earlier of (a) the third anniversary of the date hereof, assuming there has been no Change in Control or Potential Change in Control of the Company, or
     (b) your Normal Retirement Date as defined herein; provided, however, that the period provided in the clause (a) shall be automatically extended for successive periods of one (1) year on a continuing basis unless either party shall give written notice of intention not to so extend at least six
     (6) months prior to the end of the initial three (3) year period or any renewal period. No notice by the Company of its intention


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     not to extend shall be effective  if, within one year prior to the original expiration date, or if this Agreement is in a renewal period, within one year prior to the termination date proposed by the Company, a Potential Change in Control has occurred, or the Company otherwise has reason to believe that a Person (as defined herein) has taken or is considering steps that would when completed bring about a Change in Control of the Company. This Agreement shall in any case continue in effect (i) for the period from the date of a Potential Change in Control until the date described in section 4(xvi) hereof, and (ii) for three (3) years following a Change in Control of the Company.

          2. CHANGE IN CONTROL; POTENTIAL CHANGE IN CONTROL. For purposes of this Agreement:

               (i) "Change in Control" of the Company shall mean, subject to the provisions of paragraph (ii) below, a Change in Control of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 of Regulation 12B of the Exchange Act; provided that, without limitation such a Change in Control shall be deemed to have occurred if (a) any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities ordinarily (apart from rights accruing under special circumstances) having the right to vote at election of directors ("Voting Securities"), or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the remaining members of the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (b), considered as though such person were a member of the Incumbent Board, or (c) a recapitalization of the Company occurs which results in either a decrease by 33% or more in the aggregate percentage ownership of Voting Securities held by Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) or an increase in the aggregate percentage ownership of Voting Securities held by non-Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of


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          stock  options and warrants) to greater than 50%. For purposes of this
          Agreement, the term "Person" shall mean and include any individual, corporation, partnership, group, association or other "person" as such term is used in Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company, any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof, or a mutual fund or other investor that does not engage in managing or directing the management of entities in which it invests, and the term "Independent Shareholder" shall mean any shareholder of the Company except any employee(s) or director(s) of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof.

               (ii) An event that causes the 20% threshold specified in paragraph (i) above to be crossed that is an acquisition of securities directly from the Company shall not constitute a Change in Control unless it results in a Person becoming the beneficial owner of 40% or more of the Voting Securities of the Company.

               (iii) A "Potential Change in Control" of the Company shall be deemed to have occurred if:

                    (A) An event  occurs  that  would  constitute  a  Change  in
               Control but for the provisions of section 2(ii) above;

                    (B) Proxies for the election of director(s) are solicited by anyone other than the Company and result in the election as a director of any person that was not nominated for election by the Incumbent Board;

                    (C) Any  Person  commences  a tender  offer  or an  exchange offer, which, if consummated, would result in a Change in Control;

                    (D) The Company enters into an agreement the consummation of which would constitute a Change in Control; or

                    (E) Any other event  occurs  which is deemed by the Board to be a Potential Change in Control.

          3. TERMINATION OF EMPLOYMENT.

               (i) Disability; Retirement.

                    (A) If, as a result of your  incapacity  due to  physical or mental illness, you shall have been unable for more than six (6) consecutive full calendar months after the execution of this Agreement to perform your duties with the Company or the



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               Employing  Entity on a full time  basis,  and within  thirty (30)
               days after written notice of termination is given you shall not have returned to the full time performance of your duties, the Company may terminate your employment for "Disability", provided that the Board of Directors of the Company shall have before such termination been furnished with the certificates of not less than two qualified physicians, one selected by the Company and one by or on behalf of you, stating that in their opinion you are or will continue to be by reason of such inability totally unable or unable adequately to perform the services required of you pursuant to this Agreement. If the two physicians so selected are unable to reach an agreement on the issue of your ability to perform such services adequately, they shall promptly designate a qualified physician to make such determination and the decision of such third physician shall be binding on the Company and you. If the two physicians are unable to agree upon a third physician for such purpose, the parties shall request the Dean of the School of Medicine of the University of Texas at Houston to choose such third physician.

                    (B) Termination of your employment based on "Retirement" shall mean retirement in accordance with the terms of Retirement Plan(s) of the Company or the Employing Entity as identified in Schedule A attached hereto and any successor or substitute plan(s) put into effect prior to a Change in Control of the Company (collectively, the "Retirement Plan") applicable to you, including early retirement, or in accordance with any retirement arrangement established with your consent by the Company or the Employing Entity with respect to you. "Normal Retirement Date" as used herein shall be the first day of the first calendar month following the calendar month in which you reach age 65. Early retirement initiated by the Company shall be treated as a dismissal and not a voluntary early retirement.

               (ii) Cause. Termination of your employment by the Company for "Cause" shall mean termination upon (A) the willful and continued failure by you substantially to perform your duties (other than any such failure resulting from your incapacity due to physical or mental illness), after a demand for substantial performance is delivered to you by the Chairman, the Board or the President of the Company which specifically identifies the manner in which it is believed that you have not substantially performed your duties, and a reasonable period of opportunity for such substantial performance is provided, or (B) the willful engaging by you in illegal misconduct materially and demonstrably injurious to the Company. For purposes of this paragraph, no act, or failure to act, on your part shall


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          be considered "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or by the Board of Directors of the Employing Entity or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interest of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of conduct set forth above in clauses (A) or (B) in this paragraph and specifying the particulars thereof in detail.

               (iii) Good Reason. "Good Reason" for you to terminate your employment shall mean:

                    (A) An adverse  change in your status or  position(s)  as an executive or other key employee of the Company or of the Employing Entity as in effect immediately prior to the Change in Control, including, without limitation, any adverse change in your status or position as a result of a diminution in your duties or responsibilities (other than (i) a de minimis diminution in duties or responsibilities, or (ii), if applicable, any such change directly attributable to the fact that less than 50% of the Company's Voting Securities are publicly owned) or a change in your business location of more than 35 miles or the assignment to you of any duties or responsibilities which, in your reasonable judgment, are inconsistent with such status or position(s), or any removal of you from or any failure to reappoint or reelect you to such position(s) (except in connection with or as a result of the termination of your employment for Cause, Disability or Retirement on or after your Normal Retirement Date or as a result of your death or by you other than for Good Reason);

                    (B) A reduction  by the Company or the  Employing  Entity in your base salary as in effect immediately prior to the Change in Control or in the number of vacation days to which you are then entitled under the Company's vacation policy as in effect immediately prior to the Change in Control;

                    (C) The taking of any action by the Company or the



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               Employing  Entity  (including  the  elimination of a plan without providing substitutes therefor, the reduction of your awards thereunder, or the failure to replicate a plan, such as an annual bonus plan, that by its terms is time limited and is of a type that it has been the Company's practice to replace with a similar plan from time to time), that would diminish other than in a de minimis amount the aggregate projected value of your awards under any bonus, stock option or other management incentive plans in which you were participating at the time of a Change in Control of the Company;

                    (D) The taking of any action by the Company or the Employing
               Entity that would diminish other than in a de minimis amount the aggregate value of the benefits provided you under the Company's medical, health, dental, accident, disability, life insurance, stock purchase or retirement plans in which you were participating at the time of a Change in Control of the Company;

                    (E) A failure by any successor (as  hereinafter  defined) to provide the assumption and acknowledgement of this Agreement contemplated by section 6 hereof;

                    (F) Any purported termination by the Company of your employment that is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (iv) below (and, if applicable, paragraph (ii) above); for purposes of this Agreement, no such purported termination shall be effective; or

                    (G) A Change in Control,  as defined in section 2 above, but only if you terminate your employment pursuant to this subsection
               (G) within the period beginning 60 days after the date of such Change in Control and ending one year after the date of such Change in Control. This subsection (G) shall be inapplicable in respect of any Change in Control that results from a merger or other business combination that a majority of the Incumbent Board determines in good faith, prior to the consummation of such merger or other business combination, is a friendly transaction, provided, however, that, for purposes of this subsection (G), no merger or business combination that is consummated with any person following the initiation by such person or any affiliate of such person of a tender offer, exchange offer, proxy solicitation or consent solicitation that is not approved by the Board prior to the commencement thereof shall ever be characterized as a friendly transaction.



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



               (iv) Notice of Termination. Any termination by the Company pursuant to paragraphs (i) or (ii) above or by you pursuant to paragraph (iii) above shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice specifying the termination provision in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so specified.

               (v) Date of Termination. "Date of Termination" shall mean (A) if your employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that you shall not have returned to the performance of your duties on a full-time basis during such thirty (30) day period); (B) if you terminate your employment pursuant to paragraph (iii) above, the date specified in the Notice of Termination; (C) if your employment is terminated for death or Retirement on or after your Normal Retirement Date, the date of your death or Retirement; (D) if the circumstances described in section 4(xiv) hereof occur, the date of the termination described therein and
          (E) if your employment is terminated for any other reason, the date on which Notice of Termination is given.

          4. RIGHTS AND OBLIGATIONS UPON CHANGE IN CONTROL, POTENTIAL CHANGE IN CONTROL, TERMINATION OR DURING DISABILITY.

               (i) If a Change in Control of the Company occurs, the Company shall pay to you or shall cause to be paid to you in a lump sum on or before the fifth business day following the Change in Control an amount equal to the "target amount" provided for in each then outstanding long term incentive plan (each an "Incentive Plan") of the Company in which you are a participant.

               If, and to the extent that the payout provided for in an Incentive Plan is denominated in shares of common stock of the Company, the payment(s) to be made pursuant to this section 4(i) shall be a number of shares (the "Shares") equal to the "target number of shares". The Shares shall be fully registered and transferable.

               To the extent that the payout provided for in an Incentive Plan is denominated in shares of common stock of the Company and duly registered shares of the Company's common stock are not available for payment thereof, you shall receive a lump sum payment in cash, within five (5) business days after the date of the Change in Control, of the "target amount" under each such Incentive Plan. For purposes of this section 4(i),  the



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          "target amount" and the "target number of shares" provided for in each
          Incentive Plan shall be determined as provided in Schedule C attached hereto.

               (ii) Upon the occurrence of a Change in Control of the Company, all outstanding stock options granted to you pursuant to the Stock Option Plans shall become 100% vested and immediately exercisable.

               (iii) After the occurrence of a Change in Control of the Company, during any period that you fail to perform your duties hereunder as a result of incapacity due to physical or mental illness, you shall continue to receive your full base salary at the rate then in effect, and any time of service for vesting purposes under any plan shall continue to accrue during such period of incapacity until and if your employment is terminated pursuant to section 3(i)(A) hereof (and for any longer period as may be provided under applicable plans).

               (iv) After the occurrence of a Change in Control of the Company, if your employment is terminated for Cause, the Company shall pay you, or shall cause to be paid to you, your full base salary and accrued vacation pay through the date of Termination at the rate in effect at the time Notice of Termination is given plus any benefits or awards (including both the cash and stock components) which pursuant to the terms of any plans have been earned or become payable, but which have not yet been paid to you, and shall have no further obligations to you under this Agreement.

               (v) If the Company or the Employing Entity, within a period of three (3) years after the occurrence of a Change in Control, terminates your employment other than for Disability or Cause pursuant to section 3(i)(A) or 3(ii) hereof, or if you, within a period of three (3) years after the occurrence of a Change in Control of the Company, terminate your employment for Good Reason as provided for in sections 3(iii)(A) through 3(iii)(G) of this Agreement (which termination may be effected by Retirement prior to your Normal Retirement Date), or if the circumstances described in section 4(xiv) hereof occur, then the Company shall pay to you or shall cause to be paid to you (without regard to the provisions of any benefit plan) in a lump sum on or before the tenth business day following the Date of Termination an amount equal to the sum of the following paragraphs (A) through (D):

                    (A) Your full base salary through the Date of Termination at the rate in effect just prior thereto (not taking into account any reduction in your base salary that constitutes Good Reason for your



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               termination), plus any earned vacation time, plus any benefits or awards (including both the cash and stock components) which pursuant to the terms of any plans have been earned or become payable, but which have not yet been paid to you; plus

                    (B) An amount  equal to three  (3)  times the  amount of the bonus award for achieving the target performance goals provided for in the Company's management bonus plan in which you were a participant that was in effect during the year preceding the year in which the Change in Control occurs; plus

                    (C) An amount  equal to three  (3)  times the  higher of (a)
               your rate of annual base salary on the Date of Termination or (b) your rate of annual base salary in effect immediately prior to the Change in Control; provided however, that such amount shall in no event exceed the aggregate amount of base salary that you would have otherwise received had your employment continued at such higher rate until your Normal Retirement Date; plus

                    (D) At your election, an amount equal to the market value of a share of the Company's common stock on the later of (a) the Date of Termination or (b) the date on which a Change in Control occurs, or on any other date within 180 days preceding the date specified above, on whichever date the value is highest, multiplied by the aggregate number of options, vested or unvested, granted to you prior to the Date of Termination under the Company's stock option and stock incentive plan(s) identified in Schedule B attached hereto and any successor or substitute stock option or stock incentive plan(s) and which remain unexercised on the Date of Termination, less the aggregate exercise price of all such options.

               (vi) The payment to you of  appropriate  amounts under  paragraph
          (D) shall be considered for all purposes a discharge of all obligations pursuant to such stock option or stock incentive plan(s) except any options that you do not elect to have cashed out pursuant to said paragraph (D).

               (vii) For purposes of this Agreement, the term "base salary" shall include any amounts deducted pursuant to Sections 125 and 401(k) of the Internal Revenue Code of 1986, as amended, (the "Code"). Amounts paid pursuant to this section 4 shall be deemed severance pay and in lieu of any further salary for periods subsequent to the Date of Termination.

               (viii) In the event  that you  become  entitled  to the  payments



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          provided  by  sections  4(i),  4(ii) or 4(v)  hereof  (the  "Agreement
          Payments"), if any portion of the Total Payments (as hereinafter defined) will be subject to the tax (the "Excise Tax") imposed by
          Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall pay or cause to be paid to you at the time specified in subsection (ix) below an additional amount (the "Gross-up Payment") such that the net amount retained by you, after deduction of any Excise Tax on the Total Payments and any federal, state and local income tax, FICA, and Excise Tax upon the Gross-up Payment provided for in this subsection (viii), but before deduction for any federal, state or local income tax or FICA on the Total Payments shall be equal to the Total Payments.

               For purposes of determining whether any portion of theTotal Payments will be subject to the Excise Tax and the amount of such Excise Tax, (a) any other payments or benefits received or to be received by you in connection with a Change in Control of the Company or your termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a change of control of the Company or any person affiliated with the Company or such person) (which, together with the Agreement Payments, shall constitute the "Total Payments") shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax, (b) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (1) the total amount of the Total Payments or (2) the amount of excess parachute payments within the meaning of Section 280G(b)(l) of the Code (after applying clause (a), above), and (c) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and
          (4) of the Code.

               For purposes of determining the amount of the Gross-up Payment, you shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made and the applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up



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          Payment is to be made, net of the maximum  reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, you shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-up Payment attributable to such reduction (plus the portion of the Gross-up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the portion of the Gross-up Payment being repaid by you if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction), plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make or cause to be made an additional Gross-up Payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

               (ix) The Gross-up Payment(s) provided for in subsection (viii) above shall be paid at the same time as payment of any amounts under section 4(v); provided, however, that if the amount of such Gross-up payment or portion thereof cannot be finally determined on or before such day, the Company shall pay or cause to be paid to you on such day an estimate, as determined in good faith by the Company's independent auditors, of the minimum amount of such payments and shall pay or cause to be paid the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than the forty-fifth day after payment of any amounts under section 4(v). In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan to you, repayable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

               (x) If the Company or the Employing Entity terminates your employment other than for Disability or Cause pursuant to section 3(i)(A) or 3(ii) hereof or if you terminate your employment for Good Reason (which termination may be effected by Retirement prior to your Normal Retirement Date), the Company shall provide you with benefits equal in value to each life, health, accident, or disability benefit to which you were entitled (through insurance, direct reimbursement, or otherwise) immediately before the Date of Termination (not taking into account any reduction in such benefit that constitutes Good Reason for your termination). The value of the foregoing benefits shall be determined individually rather than in the aggregate, and shall be compared after subtracting applicable income and employment taxes. The Company shall provide the benefits described in this subsection for a period terminating on the earlier of (A) three years after the Date of Termination or after the date of a Change in Control, if later, or (B) your Normal Retirement Date. An election by you to terminate for Good Reason shall not be deemed a voluntary termination of employment by you for purposes of this Agreement or of any plan or practice of the Company. At the end of the period of coverage, you shall have the option to have assigned to you, at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Company or the Employing Entity and relating specifically to you.

               (xi) If your employment is terminated within the first three years after a Change in Control, by the Company or the Employing Entity without Cause or by you for Good Reason, you shall receive, at the time you first receive any payment under or with respect to the Retirement Plan, an amount (calculated and paid in the form of a Lump
          Sum) equal to the difference between (i) the Lump Sum value of any payment you receive at such time (or any monthly annuities that you then become entitled to receive) (a) from the Retirement Plan and (b) from the Company with respect to the portion, if any, of your Retirement Plan pension which exceeds the limitations on pension amounts to which the Retirement Plan is subject and (ii) the Lump Sum value of the amount of such payment or payments if it or they had been calculated as if you had been deemed to have had two additional years of Service. "Service" shall be as defined in the Retirement Plan and shall be applied as if you were a participant thereunder at the time of your termination of employment. "Lump Sum" amounts shall be calculated using (A) 100% of the applicable interest rate, both immediate and deferred, as specified in Section 417(e) of the Internal Revenue Code (the "PBGC Interest Rate") published for use as of January 1 of the year in which you receive any payment under or with respect to the Retirement Plan and (B) the 1984 Unisex Pension (UP84) Mortality Table. When and if the PBGC Interest Rate is no longer published as a variable standard, a comparable standard (i.e., a rate that produces a lump sum value at an assumed retirement age of 60 which is at least as favorable to you as the lump sum value that would have been produced by using the PBGC Interest Rate) shall be determined and substituted for the current basis. For purposes of this section 4(xi), the comparability of an actuarial basis to another shall be determined as of the day the last published PBGC Rate is effective.

               (xii) You shall not be required to mitigate the amount of any payment provided for in this section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this section 4 be reduced by any compensation earned or benefit received by you as the result of employment by another employer after the Date of Termination, or otherwise.

               (xiii) Upon entering into this Agreement and thereafter at any time up to sixty (60) days before amounts are payable to you pursuant to this Agreement, you may, in writing, direct the Company that any amounts which should become payable to you pursuant to section 4(v) hereof shall be paid to you in equal annual installments over a period of three (3) to ten (10) years, with the first such installment payable within five business days of the Date of Termination and each successive installment paid on the anniversary of the Date of Termination or the next following business day if such date is not a business day (the "Deferred Payment Election"). Any amount deferred pursuant to the preceding sentence shall be credited with interest at the rate provided in Section 1274(b)(2))B) of the Code. Notwithstanding anything in the foregoing to the contrary, a Deferred Payment Election shall be automatically revoked should you terminate your employment under the circumstances described in section 6 below.

               (xiv) In the event (A) the Company or the Employing Entity, within a period commencing upon the occurrence of a Potential Change in Control of the Company and ending on the date described in section 4(xvi) hereof, terminates your employment other than for Disability or Cause pursuant to section 3(i)(A) or 3(ii) hereof, and (B) a Change in Control thereafter occurs (prior to the date described in section 4(xvi) hereof), then all of the rights and obligations set forth in this Agreement shall apply as if such termination of employment had occurred following a Change in Control and you shall receive payments and other benefits in the same amounts and on the same dates as if you had still been employed at the time of the Change in Control and your employment had been terminated immediately following the occurrence of the Change in Control.

               (xv) After the occurrence of a Change in Control of the Company, the Company shall continue to maintain in effect all bylaw provisions and other contractual indemnities that afford to you rights to indemnification against liability as an officer, director or employee of the Company as were in effect immediately prior to the Change in Control, and shall continue to maintain directors and officers liability insurance coverages at least in the amounts and other terms as the Company maintained in effect immediately prior to the Change in Control for the remaining term of this Agreement.

               (xvi) A Potential Change in Control, once it occurs, shall continue in effect until the later of (A) the expiration of one (1) year after the occurrence of the Potential Change in Control, or (B) the date on which a majority of the Incumbent Board determines in good faith that the Potential Change in Control has not resulted in, and is not likely to result in, a Change in Control.

          5. EMPLOYEE'S COMMITMENT; RIGHT TO TERMINATE.

               (i) Except as otherwise provided in paragraph (ii) below, the Company, the Employing Entity or you may terminate your employment at any time, subject to the benefits specified herein being provided in accordance with the terms hereof.

               (ii) In the event a tender offer or exchange offer is made by a Person for more than 20% of the combined voting power of the Company's Voting Securities, including shares of Common Stock of the Company, you agree that you will not voluntarily leave the employ of the Company or the Employing Entity (other than as a result of Disability or upon Normal Retirement) and will render the services contemplated in this Agreement until such tender offer or exchange offer has been abandoned or terminated or a Change in Control of the Company has occurred.

               (iii) During the life of this Agreement, you will faithfully perform your duties to the best of your ability and in accordance with the directions of the Chief Executive Officer and the Board, provided that after a Change in Control of the Company such directions do not constitute Good Reason for you to terminate your employment.

               (iv) You will not at any time during the life of this Agreement, or thereafter, communicate or disclose to any unauthorized person, or use for your own account, without the written consent of the Company, any proprietary processes, or other confidential information of the Company or any subsidiary concerning their business or affairs, suppliers or customers, it being understood, however, that the obligations of this paragraph shall not apply to the extent that the aforesaid matters (A) are disclosed in circumstances in which you are legally required to do so, or (B) become generally known to and available for use by the public otherwise than by your wrongful act or omission.

          6. SUCCESSOR'S BINDING AGREEMENT.

               (i) The Company will, and you may, seek, by written request at least five business days prior to the time a Person becomes a Successor (as hereinafter defined), to have such Person, by agreement in form and substance satisfactory to you, expressly assume the Company's obligations under this Agreement and acknowledge that the Successor is contractually bound to perform all of such obligations. Failure of such Person to furnish such assumption and acknowledgement by the later of (A) three business days prior to the time such Person becomes a Successor or (B) two business days after such person receives a written request to so assume and acknowledge shall constitute Good Reason for termination by you of your employment if a Change in Control of the Company occurs or has occurred. For purposes of this Agreement, "Successor" shall mean any person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Company's business directly, by merger or consolidation, or indirectly, by purchase of the Company's Voting Securities or otherwise.

               (ii)  This  Agreement  shall  inure  to  the  benefit  of  and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die before all amounts that would still be payable to you hereunder if you had continued to live are paid, all such unpaid amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee, or other designee or, if there be no such designee, to your estate.

          7. FEES AND EXPENSES. The Company shall pay all legal fees, expenses of litigation and related expenses incurred by you in connection with this Agreement, including, without limitation, (a) all such fees and expenses, if any, incurred in contesting or disputing any termination of your employment following a Change in Control or under the circumstances described in section 4(xiv) hereof or incurred by you in seeking advice with respect to the matters set forth in the provisions hereof or (b) your seeking to obtain or enforce any right or benefit provided by this Agreement, irrespective of whether you are successful in contesting or disputing such termination of your employment or in obtaining or enforcing any right or benefit under this Agreement.

          8. TAXES. All payments to be made to you under this Agreement will be subject to required withholding of applicable federal, state and local taxes.

          9. SURVIVAL. The respective obligations of, and benefits afforded to, the Company and you as provided in sections 4, 5, 6, 7 and 8 of this Agreement shall survive termination of this Agreement.

          10. NOTICES. Notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid addressed to the respective addresses set forth on the first page of this Agreement or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt. All notices to the Company shall be directed to the attention of the Chief Executive Officer of the Company with a copy to Corporate Secretary of the Company.

          11. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged except in writing specifically referring to such provision and signed by you and such officer as may be specifically designated by the Board. No waiver at any time by either party hereto of the breach of any condition or provision of this Agreement, or of compliance by the other party with the same, shall be deemed a waiver of any other condition or provision at the same or at any other time. No agreement or representation still in effect, oral or otherwise, express or implied, with respect to the subject matter hereof has been made by either party other than (i) those set forth expressly in this Agreement or (ii) those in any stock option agreements. Upon termination of your employment, in the event of any conflict between the terms of this Agreement and the terms of any other agreements between you and the Company, this Agreement shall be controlling. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas.

          12. VALIDITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. This Agreement shall supersede any prior agreement between the Company and you that provides for similar benefits in the event of a Change in Control (the "Prior Agreement"), provided, however, that (i) if any provision of this Agreement is determined by a court or other competent authority to be invalid or unenforceable, the corresponding provision (if any) of the Prior Agreement shall automatically be reinstated as if it were a provision of this Agreement, and (ii) if this Agreement is determined by a court or other competent authority to be invalid or unenforceable, the Prior Agreement shall automatically be reinstated in its entirety.

          13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

If this letter correctly sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

                                                   Sincerely,

                                                   POOL ENERGY SERVICES CO.


                                                   By:
                                                      ------------------------


AGREED to as of the date
first above written.



------------------------


------------------------
Printed Name/Date

                                   SCHEDULE A

                     Plans Comprising the "Retirement Plan"

Pool Company Retirement Income Plan

Amended and Restated Supplementary Executive Retirement Plan of Pool Company (Effective September 30, 1996)

Pool Company 1996 Supplementary Executive Retirement Plan (Effective December 5,
1996)

                                   SCHEDULE B

                               Stock Option Plans


Pool Energy Services Co. 1990 Employee Stock Option Plan

Pool Energy Services Co. 1993 Employee Stock Incentive Plan

                                   SCHEDULE C

1.   Pool Energy Services Co. 1996 Longterm Incentive Plan:

     "Target amount" shall mean the amount determined by multiplying the "target number of shares" by the "fair market value" of a share, where:

     a. "Target number of shares" is the number of shares of the Company?s common stock determined by dividing 60% (in the case of the Chief Executive Officer), 40% (in the case of the Chief Financial Officer and the Group VP's) or 25% (in the case of the VP & General Counsel and the VP, Human Resources) of the Base Salary of such officer, as defined in the Plan, by $9.50.

     b. "Fair market value" means Fair Market Value as defined in the Pool Energy Services Co. 1993 Employee Stock Incentive Plan on the date of occurrence of a Change in Control.


2.   Pool Energy Services Co. 1997 Longterm Incentive Plan:

     "Target amount" shall mean the amount determined by multiplying the "target number of shares" by the "fair market value" of a share, where:

     a. "Target number of shares" is the number of shares of the Company's common stock determined by dividing 60% (in the case of the Chief Executive Officer), 40% (in the case of the Chief Financial Officer and the Group VP's) or 25% (in the case of the VP & General Counsel and the VP, Human Resources) of the Base Salary of such officer, as defined in the Plan, by $14.6875.

     b. "Fair market value" means Fair Market Value as defined in the Pool Energy Services Co. 1993 Employee Stock Incentive Plan on the date of occurrence of a Change in Control.

3.   Pool Energy Services Co. 1998 Long-term Incentive Plan:

     "Target amount" shall mean the amount determined by multiplying the "target number of shares" by the "fair market value" of a share, where:

     a. "Target number of shares" is the number of shares of the Company?s common stock determined by dividing 60% (in the case of the Level I Participant), 40% (in the case of the Level II Participants) or 25% (in the case of the Level III Participants) of the Base Salary of such Participant, as defined in the Plan, by $24.234375.

     b. "Fair market value" means Fair Market Value as defined in the Pool Energy Services Co. 1993 Employee Stock Incentive Plan on the date of occurrence of a Change in Control.

4.   Incentive Plans other than the foregoing:

          "Target amount" and "target number of shares" shall mean the respective amounts determined in accordance with the formulas set forth therein that are designated as the determinants of the "Target Amount" and Target Number of Shares".